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                                                                      EXHIBIT 11

                               CORVEL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS



Shares used in per share calculations were determined as follows:


                                                                  Three months ended December 31,
                                                                  -------------------------------
                                                                    1996                  1997
                                                                  ---------             ---------
Weighted shares for basic earnings per share computation          4,641,000             4,154,000

Net effect of dilutive common stock options                          91,000               120,000
                                                                 ----------            ----------

Weighted shares for diluted earnings per share                    4,732,000             4,274,000
                                                                 ==========            ==========

NET INCOME                                                       $2,177,000            $2,395,000
                                                                 ==========            ==========

BASIC EARNINGS PER SHARE                                               $.47                  $.58
                                                                 ==========            ==========

DILUTED EARNINGS PER SHARE                                             $.46                  $.56
                                                                 ==========            ==========



                                                                  Nine months ended December 31,
                                                                 --------------------------------
                                                                    1996                  1997
                                                                 ----------             ---------

Weighted shares for basic earnings per share computation          4,640,000             4,211,000

Net effect of dilutive common stock options                         106,000               103,000
                                                                 ----------            ----------

Weighted shares for diluted earnings per share                    4,746,000             4,314,000
                                                                 ==========            ==========

NET INCOME                                                       $6,311,000            $7,051,000
                                                                 ==========            ==========

BASIC EARNINGS PER SHARE                                              $1.36                 $1.67
                                                                 ==========            ==========

DILUTED EARNINGS PER SHARE                                            $1.33                 $1.63
                                                                 ==========            ==========






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